EXHIBIT 10(iv)

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement is made the 16th day of March, 2000 at San Francisco, California, by and between CYBERUNI.ORG, INC., a California corporation (the "Customer"), and THE PACIFIC BANK, N.A., a national bank (the "Bank"), with respect to the following facts.

         The Customer wishes to retain the Bank to serve as an escrow holder ("Escrow Holder") for the purpose of holding in escrow certain funds received by the Customer via Subscription Agreements executed by investors in an SB-1 Offering conducted by the Customer. The Bank agrees to serve as Escrow Holder subject to the terms set forth below

1.       DEPOSITS INTO ESCROW:

         A.       The  Customer  shall  deliver to the Bank all checks,  drafts, money orders and funds ("Subscription Payments") and all Subscription Agreements and other related documents
                  ("Subscription Documents") received by the Customer for the purchase of the Shares from the purchasers thereof ("Subscribers"). All Subscription Payments shall be made payable to "The Pacific Bank, N.A., as Escrow Holder for CYBERUNI.ORG." All Funds shall be accompanied by evidence of valuation as provided by the issuing government entity. The Customer shall also provide a signed IRS Form W-8/W9 to the Bank.

2.       CLOSING:

         A. Unless this escrow is either canceled or the Bank's obligations hereunder are terminated as provided herein, the Bank shall hold all property and documents deposited into the Escrow until the occurrence of a CLOSING EVENT, defined as follows:

                  The CLOSING EVENTS:

                  TERMINATION OF THE OFFERING: If the Bank has not received on or before March 16, 2004, Subscription Payments and/or Funds in an aggregate amount of not less than $500,000, then the Bank shall, upon approval by the California Commissioner of Corporations (the "Commissioner"), release all Subscription Payments together with the corresponding Subscription Documents and all interest earned, if any, on a pro rata basis, to each Subscriber respectively, at the address given by such Subscriber in the Subscription Agreement. Cash disbursements by the Bank pursuant to the section shall be made by the Bank's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date. All Funds received by the Bank shall be returned in the same manner.

         B. CLOSING OF OFFERING: If the Bank has received on or before March 16, 2004, Subscription Payments and/or Funds in an aggregate amount of not less than $500,000, and written acceptance of each Subscriber by the Customer, and the Commissioner orders the release of the Subscription Payments, then the Bank shall disburse all Subscription Payments, plus all interest accrued on such funds, to the Customer, in immediately available funds.

                  This Escrow shall be deemed in a condition to close when a CLOSING EVENT has occurred and the Bank is otherwise able to disburse all property held in this Escrow in accordance with the instructions in Paragraph 2.A or 2.B.

3.       CANCELLATION OF ESCROW:

         A. If this Escrow is not closed or in a position to close on March 16, 2004, this Escrow shall be immediately and automatically canceled without further notice to, or instructions from, any party.

         B. This Escrow may be canceled by delivery to Bank of notice in writing signed by all parties hereto stating that the Escrow is canceled.

         C. Upon cancellation of this Escrow, the Bank shall disburse and deliver the Escrow Funds to the Investors in accordance with the terms of Paragraph 2.A.

4.       ESCROW FEE:

         3. The Customer agrees to pay the Bank an Escrow fee of two thousand five hundred ($2,500) dollars per annum for services the bank performs hereunder.

         4. Upon closing or cancellation of Escrow the Bank is authorized to deduct said fees from the funds held in Escrow.

5.       INVESTMENT OF DEPOSITED FUNDS:

         The Escrow funds shall be invested by the Bank in The Pacific Bank Money Market Trust Savings or other investments of The Pacific Bank, NA. Funds deposited into Escrow in the form of cash or its equivalent shall be invested in said account on the day of receipt, if receipt is before 3:00 P.M., otherwise on the next business day. The amount of the check, draft or similar instrument deposited into Escrow shall be invested on the second business day following its receipt by the Bank. Interest earned on the Escrow funds shall be credited against the Escrow fee.

6.       LIMITATION OF LIABILITY OF BANK:

         A. The Bank=s obligations as Escrow Holder are to be determined solely by these instructions and any subsequent amendments or supplemental instructions jointly submitted in writing by all parties hereto. The Bank is not responsible for knowing or interpreting any provisions of any agreement(s) on which these instructions may be based, and shall not rely on any knowledge or understanding the Bank may have of any such agreement(s) in ascertaining or performing its duties as Escrow Holder. The Bank will not accept in Escrow any separate contract or agreement between the parties hereto, or any writing that purports to be a contract or agreement on which the Bank=s Escrow instructions are based.

         B. The Bank shall be protected in acting in good faith upon any written notice, request, waiver, consent, receipt or other paper document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained. The Bank is relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity and shall not be liable or responsible for forgeries or false impersonation. Instead, the Bank=s sole concern and responsibility shall be to hold whatever documents, property and funds are deposited into this Escrow until the occurrence of a Closing Event, or until this Escrow or the Bank=s obligations hereunder are otherwise terminated or canceled as provided herein.

         C. The Bank shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except as a result of its own gross negligence or willful misconduct.

         D. The bank may consult with, and obtain advice from, legal counsel in the event of any dispute or controversy that may arise between the parties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The Customer shall be responsible for reasonable costs incurred by the Bank for such counsel=s services.

         E. In case any property deposited under this Escrow Agreement shall be attached, garnished or if any other judgment or decree shall be made or entered by a court affecting such property, or any part thereof, or any act of the Bank, the Bank is hereby authorized in its own discretion to obey and comply with all writs, orders, judgments, or decrees so entered or issued by a court; and if the Bank obeys or complies with any such writ, order, judgment or decree, the Bank shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance.

         F. The Customers hereby agree to hold harmless and to indemnify the Bank from and against all costs, damages, judgments, attorney=s fees, obligations and liabilities of every kind or nature (other than its normal and usual operating expenses incurred in the Bank=s performance hereunder) which, in good faith, the bank may incur or sustain in connection with or arising out of this Agreement.

7.       REMOVAL OF BANK AS ESCROW HOLDER:

         The Customer may at any time remove the Bank as Escrow Holder by delivery to the Bank of a written notice signed by the Customer stating that the Bank is being removed as Escrow Holder and instructing the Bank to deliver all documents and property held in Escrow hereunder to a successor escrow holder designated in said notice. Upon delivery of all documents and property held in Escrow hereunder to such successor escrow holder, the Bank shall be relieved of any and all liability.

8.       RESIGNATION BY BANK:

         The Bank may resign at any time by giving written notice to the parties to this Escrow Agreement, and in such event, the Bank shall be absolved from any and all liabilities upon delivery of all documents and property held in Escrow hereunder to such successor escrow holder as is designated in a writing signed by the Customer. In the event that no successor escrow holder is so designated within 15 business days after such notice, the Bank at its option may be relieved from any and all liability hereunder by filing a suit in interpleader as provided in Paragraph 9.C of this Agreement.

9.       CONFLICTING DEMANDS:

         In the event that conflicting demands are made upon the Bank with respect to the Escrow account, the parties hereto acknowledge and agree that the Bank shall have the absolute right to elect to do any or all of the following:

         A. withhold and stop all further proceedings in performance of this Agreement until all parties jointly agree in writing as to how the Bank should proceed hereunder; or

         B.       resign as set forth in Paragraph 8 above; or

         C. file a suit in interpleader and obtain an order from a court with jurisdiction over such matter which requires the parties to interplead and litigate in such court their several claims and rights against each other. In the event an interpleader suit is brought, the Bank, at its election, shall be fully released and discharged from all obligations imposed upon it under this Agreement, and the Customer agrees to pay and reimburse the Bank for all reasonable costs, expenses and attorney=s fees expended or incurred by it in the defense or prosecution of such interpleader suit as such amounts shall be fixed and deemed reasonable by the court.

10.      COUNTERPARTS:

         More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

11.      GOVERNING LAW:

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements solely among California residents to be executed and performed entirely within California. The parties hereto hereby confer jurisdiction to enforce any provision of this Agreement upon the courts of California

12.      SUCCESSORS AND ASSIGNS:

         This Agreement shall not be amended, modified or supplemented except by a writing executed between the parties hereto.

13.      NOTICES:

         All instructions, notices and demands provided for herein shall be in writing, and shall be either served personally; sent by express, registered, or certified first-class mail, postage prepaid; or delivered by commercial courier to the parties as follows:

         If to the Customer, to:

                  CYBERUNI.ORG, INC.
                  Attention: George Franich, President
                  c/o Evers & Hendrickson, LLP
                  155 Montgomery Street, 12
                  San Francisco, CA 94104
                  Tel. No.: (415) 772-1800
                  Fax No.: (415) 772-1801

         If to the Bank, to:

                  The Pacific Bank, N.A.
                  100 Montgomery Street
                  San Francisco, CA 94104
                  Attention:    Trust Division
                  Tel. No.: (415) 576-2586
                  Fax No.: (415) 398-0961

14.     CUSTOMER REPRESENTATION

The Customer represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Bank has endorsed, recommended or guaranteed the purchase, value or repayment of the securities offered for sale by the Customer. The Customer further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Securities that following statement in bold face type: "The Pacific Bank, National Association is acting only as an Escrow Holder in connection with the offering of securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities." The Customer will furnish to the Bank a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective purchasers of the securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered the day and year first above written.

CUSTOMER                                   CYBERUNI.ORG,INC.
                                           a California corporation

                                           /s/ George V. Franich
                                           --------------------------------
                                           By:      George V. Franich

                                           Its:     President

BANK                                       THE PACIFIC BANK, N.A.


                                           --------------------------------
                                           By:

                                           Its: